MERRILL LYNCH PREFERRED CAPITAL TRUST I
                     MERRILL LYNCH PREFERRED FUNDING I, L.P.
                      COMPUTATION OF RATIOS OF EARNINGS TO
          COMBINED FIXED CHARGES AND PREFERRED SECURITIES DISTRIBUTIONS


                                   For the Three Months Ended June 26, 1998           For the Three Months Ended June 27, 1997
                               -------------------------------------------------  -------------------------------------------------
                               Merrill Lynch Preferred   Merrill Lynch Preferred  Merrill Lynch Preferred   Merrill Lynch Preferred
                                   Capital Trust I           Funding I, L.P.          Capital Trust I           Funding I, L.P.
                               -----------------------   -----------------------  -----------------------   -----------------------
Earnings                           $      5,492,913           $     6,450,455         $      5,492,913           $     6,442,925
                                   ================           ===============         ================           ===============

Fixed charges                      $         -                $          -            $         -                $          -

Preferred securities
  distribution requirements               5,328,125                 5,492,913                5,328,125                 5,492,913
                                   ----------------           ---------------         ----------------           ---------------

Total combined fixed charges
  and preferred securities
  distributions                    $      5,328,125           $     5,492,913         $      5,328,125           $     5,492,913
                                   ================           ===============         ================           ===============

Ratio of earnings to combined
  fixed charges and preferred
  securities distributions                     1.03                      1.17                     1.03                      1.17


                                    For the Six Months Ended June 26, 1998             For the Six Months Ended June 26, 1997
                               -------------------------------------------------  -------------------------------------------------
                               Merrill Lynch Preferred   Merrill Lynch Preferred  Merrill Lynch Preferred   Merrill Lynch Preferred
                                   Capital Trust I           Funding I, L.P.          Capital Trust I           Funding I, L.P.
                               -----------------------   -----------------------  -----------------------   -----------------------
Earnings                           $     10,985,826           $    12,892,445         $     11,108,284           $    13,028,351
                                   ================           ===============         ================           ===============

Fixed charges                      $         -                $         -             $         -                $         -

Preferred securities
  distribution requirements              10,656,250                10,985,826               10,656,250                10,985,826
                                   ----------------           ---------------         ----------------           ---------------

Total combined fixed charges
  and preferred securities
  distributions                    $     10,656,250           $    10,985,826         $     10,656,250           $    10,985,826
                                   ================           ===============         ================           ===============

Ratio of earnings to combined
  fixed charges and preferred
  securities distributions                     1.03                      1.17                     1.04                      1.19